Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE		4 West Second Street Riverhead, NY 11901 (631) 727-5667 (Voice) - (631) 727-3214 (FAX) invest@suffolkbancorp.com
Contact:	Douglas Ian Shaw Corporate Secretary (631) 727-5667

SUFFOLK BANCORP ANNOUNCES EARNINGS FOR THE THIRD QUARTER OF 2008

Riverhead, New York, October 15, 2008 — Suffolk Bancorp (NASDAQ - SUBK) today released the results of its operations during the third quarter of 2008. Earnings-per-share for the quarter were $0.62, an increase of 1.6 percent from $0.61 during the comparable period of 2007. Net income for the quarter was $5,967,000, down 1.3 percent from $6,043,000 during the same quarter last year. Earnings-per-share for the year to date were $2.01, an increase of 21.1 percent from $1.66 during the comparable period of 2007. Net income for the year to date was $19,240,000, up 16.4 percent from the same period last year. A detailed financial summary follows the text of this release.

Acting President and Chief Executive Officer, J. Gordon Huszagh remarked, “The past quarter has been nothing less than historic in the financial markets. I will not recount the specifics which have been widely reported, but the resulting loss of capital in the banking industry and the resulting global economic turmoil have continued and deepened, even as central bankers around the world seek to limit the contraction of credit. In the face of this, I do want to offer some guarded reassurance about Suffolk Bancorp’s condition and prospects. At the end of the third quarter, our results are not materially different than those we have posted traditionally, and with return on equity still above 20 percent, we continue to be among the most profitable banks in the industry.”

He continued, “The current financial crisis has affected large financial institutions the most, the kind of companies you think of when you refer to “Wall Street,” but the effects of their actions have been felt by markets and institutions around the world, both large and small. It was precipitated by sub-prime mortgage lending, but now affects many other parts of the economy. The good news is that Suffolk Bancorp did not get caught up in these practices either directly in our own lending, or indirectly through investments in questionable securities. Consistency and discipline are key, at any point in the business cycle. As a community bank, we underwrite loans the traditional way, based on the borrower’s demonstrated ability to repay. That same prudence and analysis goes into the selection of investment securities owned by the bank. As a result, Suffolk remains well capitalized, profitable, and with modest loan delinquencies and charge-offs.”

He went on to say, “Precisely because we stuck to our principles all along, we are now in a position to take advantage of business opportunities created by this financial tempest. Of recent, we have attracted good, loyal customers concerned about the safety of their current banks, and who recognize our strength. There are more of those potential customers every week. We can safely tell them, and remind our current customers, that our deposits are insured by the FDIC to $250,000 per depositor, and we continue to make loans to credit worthy customers the same way we have over the past 118 years. Relationship banking is our special strength, and these new customers can be part of our continuing success. This is reflected in loan growth of 13.7 percent from year to year, and growth in total assets of 14.0 percent while maintaining our historic standards of strength and performance.”

He concluded, “The events of the last week or two are unprecedented in the careers of anyone now in banking. I would be mistaken to say that nothing can go wrong for us and we make no guarantees, but on behalf of the Board and my fellow managers, we hope that our investors will take comfort in our intention to continue to manage our bank prudently, safely, and soundly for the benefit of our shareholders, customers, employees and the communities we serve. Suffolk has weathered each and every financial downturn for more than a century. We intend to ride out this storm as well.”

Suffolk Bancorp is a one-bank holding company engaged in the commercial banking business through Suffolk County National Bank, a full service commercial bank headquartered in Riverhead, New York. Organized in 1890, Suffolk County National Bank has 29 offices in Suffolk County, New York.

Safe Harbor Statement Pursuant to the Private Securities Litigation Reform Act of 1995

This press release may include statements which look to the future. These can include remarks about Suffolk Bancorp, the banking industry, and the economy in general. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: changes in interest rates; increases or decreases in retail and commercial economic activity in Suffolk’s market area; variations in the ability and propensity of consumers and businesses to borrow, repay, or deposit money, or to use other banking and financial services; and changes in government regulations.

PRESS RELEASE October 15, 2008 Page 2 of 4

STATISTICAL SUMMARY

(unaudited, in thousands of dollars except for share and per share data)

	3rd Qtr 2008	3rd Qtr 2007	Change	9 Mos. 2008	9 Mos. 2007	Change
EARNINGS
Earnings-Per-Share - Basic	$0.62	$0.61	1.6%	$2.01	$1.66	21.1%
Cash Dividends-Per-Share	0.22	0.22	0.0%	0.66	0.66	0.0%
Net Income	5,967	6,043	(1.3%)	19,240	16,524	16.4%
Net Interest Income	16,685	16,047	4.0%	48,986	48,114	1.8%

AVERAGE BALANCES
Average Assets	$1,606,389	$1,408,176	14.1%	$1,551,575	$1,415,079	9.6%
Average Net Loans	1,039,045	912,248	13.9%	1,007,867	898,540	12.2%
Average Investment Securities	423,536	403,330	5.0%	431,640	414,787	4.1%
Average Interest-Earning Assets	1,516,069	1,319,548	14.9%	1,457,667	1,316,723	10.7%
Average Deposits	1,289,342	1,158,179	11.3%	1,204,457	1,154,677	4.3%
Average Borrowings	188,623	127,002	48.5%	215,240	130,531	64.9%
Average Interest-Bearing Liabilities	1,030,877	858,812	20.0%	990,647	861,735	15.0%
Average Equity	114,109	99,228	15.0%	112,954	102,799	9.9%

RATIOS
Return on Average Equity	20.92%	24.36%	(14.1%)	22.71%	21.43%	6.0%
Return on Average Assets	1.49%	1.72%	(13.4%)	1.65%	1.56%	5.8%
Average Equity/Assets	7.10%	7.05%	0.7%	7.28%	7.26%	0.3%
Net Interest Margin (FTE)	4.62%	5.09%	(9.2%)	4.70%	5.08%	(7.5%)
Efficiency Ratio	55.88%	52.69%	6.1%	52.08%	54.75%	(4.9%)
Tier 1 Leverage Ratio Sept. 30	7.43%	7.60%	(2.2%)
Tier 1 Risk-based Capital Ratio Sept. 30	9.72%	9.70%	0.2%
Total Risk-based Capital Ratio Sept. 30	10.37%	10.38%	(0.1%)

ASSET QUALITY during period:
Net Charge-offs (Recoveries)	$215	$(41)	—	$467	$(123)	—
Net Charge-offs (Recoveries)/
Average Net Loans (annualized)	0.08%	(0.02%)	—	0.06%	(0.02%)	—

at end of period:
Non-accrual & Restructured Loans	$1,775	$952	86.4%
Foreclosed Real Estate ("OREO")	—	—	0.0%
Total Non-performing Assets	1,775	952	86.4%
Allowance/Non-performing Assets	449.01%	783.51%	(42.7%)
Allowance/Loans, Net of Discount	0.75%	0.80%	(6.3%)
Net Loans/Deposits	80.15%	79.86%	0.4%

EQUITY
Shares Outstanding	9,576,354	9,715,592	(1.4%)
Common Equity	$117,674	$105,144	11.9%
Book Value Per Common Share	12.29	10.82	13.6%
Tangible Common Equity	116,860	104,330	12.0%
Tangible Book Value Per Common Share	12.20	10.74	13.6%

LOAN DISTRIBUTION at end of period:
Commercial, Financial & Agricultural Loans	$219,412	$195,613	12.2%
Commercial Real Estate Mortgages	346,492	309,952	11.8%
Real Estate -Construction Loans	120,746	90,259	33.8%
Residential Mortgages (1st and 2nd Liens)	210,150	171,669	22.4%
Home Equity Loans	70,746	65,972	7.2%
Consumer Loans	93,119	99,798	(6.7%)
Other Loans	993	839	18.4%

Total Loans (Net of Unearned Discounts)	$1,061,658	$934,102	13.7%

PRESS RELEASE October 15, 2008 Page 3 of 4

CONSOLIDATED STATEMENTS OF CONDITION

(unaudited, in thousands of dollars except for share and per share data)

	September 30,
	2008	2007	Change
ASSETS
Cash & Due From Banks	$57,043	$49,453	15.3%
Federal Funds Sold	61,800	—	100.0%
Investment Securities:
Available for Sale, at Fair Value	387,404	391,402	(1.0%)
Obligations of States & Political Subdivisions	11,415	8,455	35.0%
Federal Reserve Bank Stock	638	638	0.0%
Federal Home Loan Bank Stock	7,697	5,320	44.7%
Corporate Bonds & Other Securities	100	100	0.0%

Total Investment Securities	407,254	405,915	0.3%
Total Loans	1,061,658	934,102	13.7%
Allowance for Loan Losses	7,970	7,459	6.9%

Net Loans	1,053,688	926,643	13.7%
Premises & Equipment, Net	22,047	21,985	0.3%
Accrued Interest Receivable, Net	7,537	8,068	(6.6%)
Excess of Cost Over Fair Value of Net Assets Acquired	814	814	0.0%
Other Assets	16,747	14,250	17.5%

TOTAL ASSETS	$1,626,930	$1,427,128	14.0%

LIABILITIES & STOCKHOLDERS' EQUITY
Demand Deposits	$452,781	$417,387	8.5%
Saving, N.O.W. & Money Market Deposits	538,641	416,751	29.2%
Time Certificates of $100,000 or More	147,709	127,482	15.9%
Other Time Deposits	175,438	198,778	(11.7%)

Total Deposits	1,314,569	1,160,398	13.3%
Federal Home Loan Bank Borrowings	140,000	88,000	59.1%
Repurchase Agreements	37,620	53,790	(30.1%)
Dividend Payable on Common Stock	2,107	2,143	(1.7%)
Accrued Interest Payable	2,246	2,481	(9.5%)
Other Liabilities	12,714	15,172	(16.2%)

TOTAL LIABILITIES	1,509,256	1,321,984	14.2%

STOCKHOLDERS' EQUITY
Common Stock (par value $2.50; 15,000,000 shares authorized; 9,576,354 and 9,715,592 shares outstanding at September 30, 2008 and 2007, respectively)	33,930	33,911	0.1%
Surplus	20,515	20,111	2.0%
Treasury Stock at Par (3,995,661 and 3,848,799 shares, respectively)	(9,989)	(9,622)	3.8%
Retained Earnings	75,752	63,425	19.4%

	120,208	107,825	11.5%
Accumulated Other Comprehensive Loss, Net of Tax	(2,534)	(2,681)	(5.5%)

TOTAL STOCKHOLDERS' EQUITY	117,674	105,144	11.9%
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$1,626,930	$1,427,128	14.0%

PRESS RELEASE October 15, 2008 Page 4 of 4

CONSOLIDATED STATEMENTS OF INCOME

(unaudited, in thousands of dollars except for share and per share data)

	For the 3 Months Ended			For the Year to Date
	9/30/08	9/30/07	Change	2008	2007	Change
INTEREST INCOME
Federal Funds Sold	$262	$53	394.3%	$265	$136	94.9%
United States Treasury Securities	100	99	1.0%	298	297	0.3%
Obligations of States & Political Subdivisions	1,595	1,407	13.4%	4,643	3,955	17.4%
Mortgage-Backed Securities	2,029	1,891	7.3%	5,994	5,878	2.0%
U.S. Government Agency Obligations	855	1,083	(21.1%)	2,948	3,518	(16.2%)
Corporate Bonds & Other Securities	119	96	24.0%	500	304	64.5%
Loans	17,494	17,845	(2.0%)	51,759	52,782	(1.9%)

Total Interest Income	22,454	22,474	(0.1%)	66,407	66,870	(0.7%)

INTEREST EXPENSE
Saving, N.O.W. & Money Market Deposits	2,085	1,221	70.8%	4,841	3,632	33.3%
Time Certificates of $100,000 or more	1,030	1,408	(26.8%)	3,163	3,751	(15.7%)
Other Time Deposits	1,307	2,076	(37.0%)	4,641	6,097	(23.9%)
Federal Funds Purchased & Repurchase Agreements	295	739	(60.1%)	1,181	2,180	(45.8%)
Interest on Other Borrowings	1,052	983	7.0%	3,595	3,096	16.1%

Total Interest Expense	5,769	6,427	(10.2%)	17,421	18,756	(7.1%)

Net-interest Income	16,685	16,047	4.0%	48,986	48,114	1.8%
Provision for Loan Losses	300	22	1,263.6%	825	152	442.8%

Net-interest Income After Provision	16,385	16,025	2.2%	48,161	47,962	0.4%

OTHER INCOME
Service Charges on Deposit Accounts	1,402	1,339	4.7%	4,208	4,015	4.8%
Other Service Charges, Commissions & Fees	904	784	15.3%	2,350	2,199	6.9%
Fiduciary Fees	366	363	0.8%	1,114	1,022	9.0%
Net Securities Gains	—	—	0.0%	3,737	—	100.0%
Other Operating Income	129	270	(52.2%)	434	449	(3.3%)

Total Other Income	2,801	2,756	1.6%	11,843	7,685	54.1%

OTHER EXPENSE
Salaries & Employee Benefits	6,520	6,062	7.6%	19,179	18,396	4.3%
Net Occupancy Expense	1,289	1,061	21.5%	3,463	3,065	13.0%
Equipment Expense	534	515	3.7%	1,580	1,660	(4.8%)
Other Operating Expense	2,546	2,269	12.2%	7,456	7,428	0.4%

Total Other Expense	10,889	9,907	9.9%	31,678	30,549	3.7%
Income Before Provision for Income Taxes	8,297	8,874	(6.5%)	28,326	25,098	12.9%
Provision for Income Taxes	2,330	2,831	(17.7%)	9,086	8,574	6.0%

NET INCOME	$5,967	$6,043	(1.3%)	$19,240	$16,524	16.4%

Average: Common Shares Outstanding	9,575,691	9,765,095	(1.9%)	9,579,312	9,969,036	(3.9%)
Dilutive Stock Options	27,742	15,118	83.5%	21,282	20,657	3.0%

Average Total	9,603,433	9,780,213	(1.8%)	9,600,594	9,989,693	(3.9%)

EARNINGS PER COMMON SHARE Basic	$0.62	$0.61	1.6%	$2.01	$1.66	21.1%
Diluted	$0.62	$0.61	1.6%	$2.00	$1.65	21.2%